Consent of Independent Registered Public Accounting Firm

The Board of Directors of Tributary International Equity Fund:

We consent to the use of our report dated May 23, 2011, incorporated herein by reference, and to the references to our firm under the headings “FINANCIAL HIGHLIGHTS” in the Prospectus/Proxy Statement.

/s/ KPMG

Chicago, Illinois

May 23, 2011